UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations & Financial Condition.

Item 7.01. Regulation FD Disclosure.

On August 19, 2016, Corrections Corporation of America (the “Company”), issued a press release regarding its response to the Department of Justice’s decision to reduce reliance on privately operated prisons. A copy of the release is furnished as part of this Current Report as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished pursuant to Items 2.02 and 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this report that is required to be disclosed solely by Items 2.02 or 7.01. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report is current only as of the date made and may change thereafter.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished as part of this Current Report:

Exhibit 99.1 – Press Release dated August 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 19, 2016	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 19, 2016